                                                                  Exhibit 10.35













                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

                                       OF

                             D AND W HOLDINGS, INC.




                          DATED AS OF OCTOBER 25, 2000

                                TABLE OF CONTENTS

                                                                                                  PAGE
ARTICLE I     DEFINITIONS...........................................................................2

     1.01     Defined Terms.........................................................................2

ARTICLE II    VOTING AGREEMENT......................................................................7

     2.01     Board of Directors of the Company.....................................................7

     2.02     Covenant to Vote......................................................................7

     2.03     Vacancies/Removals....................................................................8

     2.04     No Voting or Conflicting Agreements...................................................8

     2.05     Actions Consistent with Agreement.....................................................8

     2.06     Amendments to Organizational Documents................................................8

     2.07     Expiration of Rights..................................................................8

ARTICLE III   RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDERS.........................................9

     3.01     Restrictions on Transfers Generally...................................................9

     3.02     Tag-Along Right.......................................................................9

     3.03     Drag Along Right.....................................................................10

     3.04     Put Option...........................................................................11

     3.05     Transfers to Affiliates..............................................................12

     3.06     Transferees Subject to Agreement.....................................................13

     3.07     Right of First Offer.................................................................13

     3.08     Expiration of Restrictions...........................................................14

ARTICLE IV    REGISTRATION RIGHTS..................................................................14

     4.01     Piggyback Registration...............................................................14

     4.02     Demand Registration Rights...........................................................16

     4.03     Holdback Agreement...................................................................17

     4.04     Expenses.............................................................................17

     4.05     Registration Procedures..............................................................17

     4.06     Indemnification and Contribution.....................................................22

     4.07     Other Registration Rights............................................................24

ARTICLE V     CERTAIN REPRESENTATIONS AND COVENANTS................................................25

     5.01     Stockholder Representation...........................................................25

     5.02     Company Representation...............................................................25



                                      -i-

     5.03     Legend on Certificates...............................................................25

     5.04     Actions Requiring Consent of GEIPPPII................................................26

     5.05     Covenants by GEIPPPII................................................................28

ARTICLE VI    MISCELLANEOUS........................................................................29

     6.01     Injunctive Relief....................................................................29

     6.02     Further Assurances...................................................................29

     6.03     Governing Law; Submission to Jurisdiction............................................29

     6.04     Entire Agreement; Amendment; Waiver..................................................29

     6.05     Binding Effect.......................................................................30

     6.06     Invalidity of Provision..............................................................30

     6.07     Counterparts.........................................................................30

     6.08     Notices..............................................................................30

     6.09     Headings.............................................................................30

     6.10     Failure to Deliver Stock.............................................................30

     6.11     Proxy................................................................................31

     6.12     Payment of Fees......................................................................31

     6.13     Termination of Prior Stockholder Agreements..........................................31

     6.14     Consents to Permitted Transactions...................................................31

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


         AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of October 25, 2000, by and among D and W Holdings, Inc., a Delaware corporation (the "COMPANY"), and each of the individuals and entities signatory hereto (each a "STOCKHOLDER" and together the "STOCKHOLDERS").

                                    RECITALS:

         WHEREAS, the Company is authorized to issue a total of 250,000,000 shares of Common Stock, par value $0.01 per share ("COMMON STOCK"), consisting of 245,000,000 shares of series A common stock and 5,000,000 shares of series B common stock; and

         WHEREAS, upon the consummation of the Transactions (as defined herein), there will be shares of Common Stock issued and outstanding, and the Stockholders will own the number of shares of Common Stock as set forth opposite their respective names on SCHEDULE I hereto; and

         WHEREAS, upon the consummation of the Transactions, there will be options and/or warrants to purchase shares of Common Stock issued and outstanding, and the Stockholders will own options and/or warrants to purchase shares of Common Stock as set forth opposite their respective names on SCHEDULE I hereto; and

         WHEREAS, the Board of Directors has authorized, by their unanimous written consent on October 25, 2000 that the size of the Company's Board of Directors be increased from up to nine directors to up to eleven directors, in accordance with Article II, Section 2 of the Company's Bylaws;

         WHEREAS, the parties desire to enter into an agreement with respect to the transfer or other disposition of the Common Stock presently owned or hereafter acquired by any of the Stockholders and certain other matters.

         NOW THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 DEFINED TERMS. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

         "ACCP" shall mean Atrium Co-Capital Partners LLC, a Delaware limited liability company.

         "ACQUISITION TRANSACTIONS" shall mean (i) the purchase of Common Stock pursuant to that certain Subscription Agreement, entered into as of August 3, 1998, by and among the Company, GEIPPPII and Ardatrium (as assignee of Arddoor),
(ii) the transactions contemplated by the Merger Agreement, (iii) the subscription for the Common Stock pursuant to that certain Exchange and Subscription Agreement, entered into as of July 31, 2000, by and among the Company, GEIPPPII and Ardatrium, (iv) the purchase of Common Stock pursuant to that certain Subscription Agreement, entered into as of August 15, 2000, by and between the Company and GEIPPPII, (v) the subscription for Common Stock pursuant to that certain Ellison Subscription Agreement, entered into as of the date hereof, by and between the Company and Ellison, (vi) the purchase of Common Stock pursuant to that certain Subscription Agreement, entered into as of the date hereof, by and among the Company and GEIPPPII, (vii) the purchase of Common Stock pursuant to that certain Subscription Agreement, entered into as of the date hereof, by and among the Company and ACCP, and (viii) the purchase of Common Stock pursuant to that certain Management Subscription Agreement, entered into as of the date hereof, by and among the Company and Doug Cross, Mike Cornwell and Keith Barnes.

         "AFFILIATE" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "ARDATRIUM" shall mean Ardatrium L.L.C., a Delaware limited liability company.

         "ARDDOOR" shall mean Arddoor L.L.C., a Delaware limited liability company.

         "ARDSHIEL" shall mean Ardshiel, Inc., a Delaware corporation.

         "ARDSHIEL AFFILIATES" shall mean Ardatrium, Arddoor, Ardshiel and Ardwing.

         "ARDSHIEL STOCKHOLDERS" shall mean Ardatrium, Arddoor, Ardshiel, Ardwing, Hambro and Wing L.P.

         "ARDWING" shall mean Ardwing LLC, a Delaware limited liability company.

         "ATRIUM" shall mean Atrium Corporation, a Delaware corporation and a wholly owned subsidiary of the Company.

         "COMMON STOCK" shall have the meaning set forth in the recitals of this Agreement and shall include fractional shares of Common Stock and shares of Common Stock received by way of dividend or upon an increase, a reduction, substitution or reclassification of securities of the Company or upon any merger, consolidation or other reorganization of the Company.

         "COMMON STOCK EQUIVALENTS" shall mean the number of shares of Common Stock issuable upon the exercise, exchange or conversion of any security.

         "CONTRIBUTION TRANSACTIONS" shall mean the contribution by all of the stockholders of Atrium (other than those whose equity interests in Atrium converted into the right to receive cash in the merger pursuant to the Merger Agreement), WIH and Door of their entire equity interests in Atrium, WIH and Door, respectively, in exchange for shares of Common Stock.

         "DEMAND REGISTRATION RIGHT" shall have the meaning set forth in Section 4.02.

         "DOOR" shall mean Door Holdings, Inc., a Delaware corporation.

         "ELLISON" shall mean The Ellison Company, Inc., a North Carolina corporation.

         "EQUITY SECURITIES" shall mean any Common Stock, any securities exercisable or exchangeable for, or convertible into, Common Stock and any rights, options or warrants to acquire any of the foregoing and shall include fractional shares of Equity Securities and Equity Securities received by way of dividend or upon an increase, a reduction, substitution or reclassification of securities in the Company or upon any merger, consolidation or other reorganization of the Company.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXPIRATION DATE" shall mean the first to occur of (i) the effective date of a public offering, which when aggregated with all prior public offerings, constitutes an offering registered under the Securities Act of more than 30% of the outstanding shares of Common Stock, (ii) the effective date of any other transaction, which when aggregated with all other transactions, results in more than 30% of the outstanding shares of Common Stock being publicly traded, or (iii) the effective date of any transaction which results in all of the Common Stock being exchanged for shares or other securities that are publicly traded.

         "FINANCING DOCUMENTS" shall mean (i) the Purchase Agreement, dated as of the date hereof, by and among D and W Holdings, Inc. and the Purchasers named therein, relating to 15% Senior Pay-In-Kind Notes due 2010 and 8.4% shares of Common Stock and the Indenture, dated as the date hereof, by and between D and W Holdings, Inc. and a Trustee appointed thereunder, relating thereto, and any refinancing, refunding, extension, amendment, replacement or renewal of either of them and all documents executed and/or delivered in connection therewith and
(ii) the Amended and Restated Credit Agreement, dated as of the date hereof, by and among Atrium Companies, Inc., a wholly owned, indirect subsidiary of D and W Holdings, Inc., the lenders named therein and BankBoston, N.A., as Agent, and any refinancing, refunding, extension, amendment, replacement or renewal of either of them and all documents executed and/or delivered in connection therewith.

         "FINANCING TRANSACTIONS" shall mean the transactions contemplated by the Financing Documents.

         "GEIPPPII" shall mean GE Investment Private Placement Partners II, a Limited Partnership, a Delaware limited partnership.

         "HAMBRO" shall mean North Atlantic Smaller Companies Investment Trust, a United Kingdom corporation, together with J O Hambro Capital Management Limited - Isle of Man Account 2, an Isle of Man corporation.

         "INDEBTEDNESS EVENT" shall mean (a) the failure of the Company or any of its subsidiaries to pay (i) within 90 days after the same becomes due, any amount of principal with respect to any indebtedness having an outstanding aggregate principal amount of $15,000,000 or greater or (ii) within 45 days after the same becomes due, any interest with respect to any indebtedness having an outstanding aggregate principal amount of $15,000,000 or greater; provided, that the failure by the Company or any subsidiary to make any such payments on such indebtedness due solely to a payment blockage instituted by holders of other indebtedness pursuant to the terms of a subordination, intercreditor or other arrangement (a "Blockage Notice") shall not be deemed an Indebtedness Event, unless after the expiration or withdrawal of such Blockage Notice such failure to pay continues for more than two business days or (b) the acceleration of the final maturity of any indebtedness referred to in clause (a) above by the holders thereof.

         "INVESTMENT AGREEMENT" shall mean the Investment Agreement, dated as of June 24, 1997, by and between GE Asset Management Incorporated and Ardshiel, as amended, amended and restated or otherwise modified in accordance with its terms and any other similar agreements by and between GE Asset Management Incorporated and Ardshiel.

         "LETTER AGREEMENT" shall mean the letter agreement, dated October 2, 1998, by and among the Ardshiel Affiliates and GEIPPPII.

         "MANAGEMENT AGREEMENT" shall mean the Amended and Restated Management Agreement, dated as of May 17, 1999, by and between Ardshiel and the Company, as amended, amended and restated or otherwise modified in accordance with its terms.

         "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of August 3, 1998, by and among the Company, D and W Acquisition Corp., Atrium and the security holders named therein.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NASDAQ" shall mean the Nasdaq National Market System.

         "OPTION AGREEMENT" shall mean the Option Agreement, dated as of October 2, 1998, by and among GEIPPPII, Ardshiel, Ardwing, Arddoor and Ardatrium.

         "OPTION PLANS" shall mean the D and W Holdings, Inc. 1998 Stock Option Plan and the D and W Holdings, Inc. Replacement Stock Option Plan.

         "OTHER TRANSACTIONS" shall mean the transactions contemplated by the agreements set forth in Schedule II hereto.

         "PERMITTED REGISTRATION RIGHTS" shall mean all demand and piggyback registration rights granted (i) under this Agreement and (ii) to holders of Permitted Common Stock Rights.

         "PERMITTED COMMON STOCK RIGHTS" shall mean each of

         (i) the issuance, exercise, redemption and/or conversion of the Equity Securities outstanding on the date hereof; and

         (ii) any issuance and/or exercise of Equity Securities to or by the Company's or any of its subsidiaries' officers, directors or employees under the Option Plans, but only to the extent that the aggregate number of shares of Common Stock covered under this clause (ii) that are issued after the date of this Agreement does not exceed 2% of the aggregate amount of Common Stock outstanding on the date hereof (on a fully diluted basis).

         "PERMITTED TRANSACTIONS" shall mean (i) Permitted Registration Rights
(ii) the Transactions and (iii) Permitted Common Stock Rights.

         "PERMITTED TRANSFEREE" shall have the meaning set forth in Section 3.05 herein.

         "PERSON" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a trust or estate, a government or any department or agency thereof, or any other entity or governmental body.

         "PIGGYBACK REGISTRATION" shall have the meaning set forth in Section 4.01.

         "REGISTRATION EXPENSES" shall mean the following expenses incident to the Company's performance of or compliance with its obligations under Sections
4.01 and 4.02 hereof, including without limitation, all SEC, NASD and securities exchange or NASDAQ registration, listing and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of securities to be registered), printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants retained by the Company (including the expenses of any audit and "cold comfort" letters required by or incident to such performance and compliance), fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, all transfer taxes with respect to the shares of Common Stock sold by a Stockholder and all other expenses incurred by Stockholders customary for and incidental to the sale and delivery of the shares of Common Stock to be sold by such Stockholders (but not including any underwriting discounts or commission, if any, attributable to the sale of Common Stock by holders of such Common Stock other than the Company); provided, that the term "Registration Expenses" shall not include fees and expenses of counsel for the Stockholders other than reasonable fees and expenses of one counsel for all Stockholders in the case of
(i) any Piggyback Registration in connection with a Company initiated registration or (ii) any Demand Registration and/or any Piggyback Registration in connection with a Demand Registration.

         "RESTRICTED STOCK AGREEMENT" shall mean the Restricted Stock Agreement, dated as of the date hereof, by and among the Company and Ardshiel.

         "SEC" shall mean the Securities and Exchange Commission and any successor agency performing the same or a similar function.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "TRANSACTIONS" shall mean the Acquisition Transactions, the Contribution Transactions, the Financing Transactions and the Other Transactions.

         "WIH" shall mean Wing Industries Holdings, Inc., a Delaware corporation.

         "WING L.P." shall mean Wing Partners, L.P., a Delaware limited partnership.


                                   ARTICLE II
                                VOTING AGREEMENT

         2.01 BOARD OF DIRECTORS OF THE COMPANY. The Company and each Stockholder agree that the Company shall have, and each Stockholder agrees to vote its shares of Common Stock to cause the Company to have, a Board of Directors consisting of up to eleven directors. Prior to the Expiration Date,
(i) GEIPPPII, so long as it is a Stockholder, shall nominate one person for election as a director of the Company; PROVIDED, that, in the event the Board of Directors consists of seven or more members, GEIPPPII, so long as it is a Stockholder, shall be entitled to nominate two persons for election as directors of the Company; and PROVIDED FURTHER, that during the continuation of an Indebtedness Event, GEIPPPII, so long as it is a Stockholder, shall be entitled to nominate the balance of the Board of Directors not otherwise required to be nominated pursuant to this Section 2.01; (ii) the Chief Executive Officer of the Company, so long as he holds Equity Securities and is the Chief Executive Officer of the Company, shall be nominated for election as a director of the Company; and (iii) John Ellison, Jr., so long as Ellison, together with any Permitted Transferee of Ellison, holds all of the Equity Securities held by Ellison on the date hereof, shall be nominated for election as a director of the Company. The Ardshiel Affiliates, so long as any of them is a Stockholder, shall
(a) prior to the Expiration Date, except during the continuance of an Indebtedness Event, nominate up to seven persons for election as directors of the Company, and (b) on and after the Expiration Date or during the continuance of an Indebtedness Event, nominate two persons for election as directors of the Company.

         2.02 COVENANT TO VOTE.

         (a) Each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Common Stock owned by such Stockholder or by any Affiliate of such Stockholder, either in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election, if such director has been nominated for election, or removal, if such director has been designated for removal, of directors, or take any consensual action of stockholders with respect to such election or removal of directors, in favor of such election of the directors nominated, or removal and/or replacement of the directors designated, in accordance with Section 2.01 or 2.03, as the case may be. In addition, each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Common Stock owned by such Stockholder or any Affiliate of such Stockholder upon any matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement. If a Stockholder does not designate a director pursuant to Section 2.01, each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Common Stock owned by such Stockholder or by any Affiliate of such Stockholder, either in person or by proxy, for the re-election of the prior director designated by the Stockholder failing to exercise his rights to designate a director pursuant to Section 2.01.

         (b) Notwithstanding anything herein to the contrary, each of the Stockholders shall cause any director nominated by such Stockholder to abstain from voting with respect to any exercise by the Company of the right of first offer provided in Section 3.07 in the event such Stockholder is a Selling Stockholder in connection therewith.

         2.03 VACANCIES/REMOVALS. Each director of the Company shall be subject to removal by the Stockholder who nominated him or her at any time, with or without cause. Each Stockholder shall have the right to call a special meeting of Stockholders at any time, and from time to time, for the sole purpose of removing from the Board of Directors of the Company, with or without cause, any person or persons nominated by such Stockholder for election as a director, and in such event, the Stockholders shall vote all of their Common Stock in support of such removal and for the election of such replacements as may be nominated by the Stockholder who nominated the director(s) who were removed. The Stockholders shall then cause the Company to remove from the Board of Directors of the Company the person removed from the Board of Directors of the Company and elect as a director of the Company the person who was elected as a replacement to the Board of Directors of the Company.

         2.04 NO VOTING OR CONFLICTING AGREEMENTS. Except as set forth in
Section 6.11, each of the Stockholders agrees that it will not, and will not permit any Affiliate to grant any proxy or enter into or agree to be bound by any voting trust with respect to its shares of Common Stock or to enter into any stockholder agreements or arrangements of any kind with any Person with respect to its shares of Common Stock in any such case in a manner that is inconsistent with the provisions of this Agreement.

         2.05 ACTIONS CONSISTENT WITH AGREEMENT. The Company shall not take any action inconsistent with the provisions of this Agreement.

         2.06 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Each Stockholder agrees to vote all its shares of Common Stock in favor of amending or changing the Certificate of Incorporation of the Company to authorize a sufficient number of shares of Common Stock, in the opinion of the Board of Directors, to consummate an initial public offering.

         2.07 EXPIRATION OF RIGHTS. The rights granted pursuant to this Article II shall expire and be of no further force and effect on and after the Expiration Date; PROVIDED, HOWEVER, that the provisions of clause (b) in Section
2.01 and the other provisions of this Article II insofar as they may relate to the matters described in clause (b) of Section 2.01 shall not expire. Notwithstanding anything herein to the contrary, the rights granted pursuant to this Article II, including, without limitation, the provisions of clause (b) of
Section 2.01 and the other provisions of this Article II relating to the matters described in clause (b) of Section 2.01, shall expire on the date the Investment Agreement is terminated pursuant to Section 6.14(b) thereof. Notwithstanding the foregoing sentence, the rights granted under clause (iii) of Section 2.01 shall survive any termination of the Investment Agreement pursuant to Section 6.14(b) thereof that occurs prior to the Expiration Date.


                                  ARTICLE III
                  RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDERS

         3.01 RESTRICTIONS ON TRANSFERS GENERALLY.

         (a) Each Stockholder hereby agrees that such Stockholder shall not, and shall not permit any of its Affiliates to, directly or indirectly, sell, transfer or otherwise dispose of any of its Equity Securities other than, subject to the terms and conditions of this Agreement, (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act and any state securities or "blue sky" laws.

         (b) The Ardshiel Stockholders, Ellison and ACCP agree not to sell, transfer, pledge, mortgage, hypothecate, encumber or otherwise dispose of any Equity Securities so long as GEIPPPII shall own any Equity Securities. Notwithstanding the provisions of this Section 3.01(b), (i) the Ardshiel Stockholders may (A) sell, transfer or otherwise dispose of Equity Securities in connection with any sale, transfer or other disposition by GEIPPPII or Ellison in accordance with Section 3.02, (B) sell, transfer or otherwise dispose of Equity Securities pursuant to Sections 3.03, 3.04, 3.05, 4.01 or 4.02, and (C) sell, transfer or otherwise dispose of Equity Securities if the Investment Agreement is terminated for cause pursuant to Section 6.14(b) thereof, subject to Section 3.07 hereof, (ii) Ellison may (A) sell, transfer or otherwise dispose of Equity Securities in connection with any sale, transfer or other disposition by GEIPPPII or the Ardshiel Stockholders in accordance with Section 3.02, and
(B) sell, transfer or otherwise dispose of Equity Securities pursuant to Sections 3.03, 3.05, 4.01 or 4.02 and (iii) ACCP may (A) sell, transfer or otherwise dispose of Equity Securities in connection with any sale, transfer or other disposition by GEIPPPII or the Ardshiel Stockholders in accordance with
Section 3.02, and (B) sell, transfer or otherwise dispose of Equity Securities pursuant to Sections 3.03, 3.05, 4.01 or 4.02.

         3.02 TAG-ALONG RIGHT.

         (a) If GEIPPPII or any of its Affiliates or, subject to Section 3.01(b), any of the Ardshiel Stockholders or Ellison, propose to sell, transfer or otherwise dispose of any Equity Securities to any Person or Persons (other than to an Affiliate) (the "SELLING STOCKHOLDER"), the Selling Stockholder shall notify each other Stockholder (each a "TAG ALONG STOCKHOLDER") in writing (the "TAG ALONG NOTICE") of such proposed transfer and its terms and conditions. Within 15 days of receipt of a Tag Along Notice, each Tag Along Stockholder shall notify the Selling Stockholder if it elects to participate in such transfer ("TAG ALONG RIGHT") and shall state the number of shares of Equity Securities (in the case of a sale of Equity Securities by the Selling Stockholder) that the Tag Along Stockholder desires to sell. Upon electing to transfer, each Tag Along Stockholder shall be obligated to sell, at the same price and on the same terms as the Selling Stockholder, the number of shares stated in its notice to the Selling Stockholder. Each Tag Along Stockholder may elect to sell such number of Equity Securities as is equal to the number of Equity Securities to be purchased by the Buyer multiplied by a fraction, the numerator of which shall be the number of Equity Securities held by such Tag Along Stockholder and the denominator of which shall be the aggregate number of Equity Securities, held by all transferors; PROVIDED, HOWEVER, that the sale of the Equity Securities contained in the Tag Along Notice is consummated within 180 days of delivery of the notice by the Tag Along Stockholder evidencing such Stockholder's election to exercise its Tag Along Right. Each such Tag Along Stockholder shall agree to enter into a purchase agreement in form and substance approved by the Selling Stockholder to the extent such agreement shall contain customary representations as to ownership of the Equity Securities to be purchased and the absence of liens thereon. If the sale is not consummated within such 180-day period, then each Tag Along Stockholder shall no longer be obligated but shall continue to have the right to sell such Stockholder's Equity Securities pursuant to such Tag Along Right and shall have the rights under, and remain subject to, the provisions of this Section 3.02 with respect to any subsequent proposed transfer described in this Section 3.02. In the event that the proposed transferee does not purchase the number of Equity Securities that the Tag Along Stockholder elects to sell pursuant to the foregoing on the same terms and conditions as the securities purchased from the Selling Stockholder, then the Selling Stockholder shall not be permitted to sell any securities to the proposed transferee. If no Tag Along Notice is received by the end of the 15 days referred to above, the Selling Stockholder shall have the right for a 180-day period thereafter to transfer the securities to the proposed transferee on terms and conditions no more favorable to the Selling Stockholder than those stated in the Tag Along Notice and in accordance with the provisions of this Section 3.02.

         (b) Notwithstanding anything contained in this Section 3.02, neither Ellison nor ACCP shall have any Tag Along Right in connection with a disposition by the Ardshiel Stockholders of Equity Securities pursuant to Section 3.04.

         3.03 DRAG ALONG RIGHT.

         (a) If at any time after October 2, 2002, GEIPPPII proposes to transfer in a bona fide arm's length sale all of the Equity Securities owned by GEIPPPII to any Person or Persons who are not Affiliates of GEIPPPII (the "PROPOSED TRANSFEREE"), GEIPPPII shall have the right (the "DRAG ALONG RIGHT"), subject to applicable law and compliance with any other restrictions applicable to such transfer, to require all Stockholders to sell, pursuant to Section 3.03(b), to the Proposed Transferee, on the same terms and conditions as applicable to GEIPPPII except as limited in Section 3.03(b), all (but not less than all) of the Equity Securities then held by such Stockholders.

         (b) To exercise a Drag Along Right, GEIPPPII shall give each Stockholder (each, a "DRAG-ALONG STOCKHOLDER"), at least 15 days prior to the proposed transfer to the Proposed Transferee, a written notice (the "DRAG ALONG NOTICE") containing (i) the name and address of the Proposed Transferee and (ii) the proposed purchase price, the terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each Drag Along Stockholder shall thereafter be obligated to sell all of its Equity Securities to the Proposed Transferee. Each such Drag Along Stockholder shall agree to enter into a purchase agreement in form and substance approved by GEIPPPII to the extent such agreement shall contain customary representations as to ownership of the shares to be purchased and the absence of liens thereon and customary indemnification provisions, including indemnification from the Drag Along Stockholder. If the sale is not consummated within a period of 180 days following the date of the Drag Along Notice, then each Drag Along Stockholder shall no longer be obligated to sell such Stockholder's Equity Securities pursuant to such Drag Along Right but shall have the rights under, and remain subject to, the provisions of this
Section 3.03 with respect to any subsequent proposed transfer described in this
Section 3.03. No Drag Along Stockholder shall be required to participate in a proposed transfer pursuant to the exercise of a Drag Along Right unless its liability for breaches of representations and warranties made in connection with the sale thereunder is limited to no more than the total sale price received by such Drag Along Stockholder in such sale.

         3.04 PUT OPTION.

         (a) Notwithstanding Section 3.01 or any other provision herein to the contrary, any of the Ardshiel Affiliates may from time to time propose or request that GEIPPPII sell or dispose of all of GEIPPPII's Equity Securities in a bona fide arm's length sale, to any Person or Persons who are not Affiliates of any of the Ardshiel

Affiliates (an "ARDSHIEL PROPOSAL"), but GEIPPPII shall be under no obligation to do so; PROVIDED, HOWEVER, that if GEIPPPII has held such Equity Securities for at least two years, and the terms on which any of the Ardshiel Affiliates so proposes or requests GEIPPPII to sell or dispose of such Equity Securities would result in GEIPPPII realizing an annual internal rate of return on its investment in the Company, WIH and Door of at least 15% (compounded semi-annually) over the period that such Equity Securities have been held pursuant to the calculations set forth in the Letter Agreement, and GEIPPPII is permitted by applicable law and regulation to sell but refuses to sell or dispose of such Equity Securities on such terms as set forth in the Ardshiel Proposal, each of the Ardshiel Affiliates shall have the right (the "PUT RIGHT") to cause GEIPPPII to purchase the Ardshiel Stockholders' interests in any Equity Securities (the "PUT SECURITIES") for a purchase price equal to the lesser of the price set forth in the Ardshiel Proposal and the price determined in accordance with the formula set forth in the Letter Agreement. GEIPPPII shall have the right to assign such purchase obligation to any Person and GEIPPPII shall have no obligation under this Section 3.04 subsequent to September 19, 2005.

         (b) Each Ardshiel Proposal shall contain (a) the name and address of the proposed transferee and (b) the proposed purchase price, the terms of payment and other material terms and conditions of the proposed transaction. Within 15 days following the receipt of an Ardshiel Proposal, GEIPPPII shall notify the Ardshiel Affiliates if it will sell on the terms and conditions contained in the Ardshiel Proposal, subject to review and approval of final documentation of such Ardshiel Proposal.

         (c) To exercise a Put Right, any of the Ardshiel Affiliates shall give GEIPPPII a written notice ("PUT Notice") evidencing its election to exercise its Put Right within 10 days following notice by GEIPPPII of its refusal to sell its Equity Securities pursuant to the terms of the Ardshiel Proposal. Within two business days following delivery of such Put Notice, GEIPPPII shall notify the Ardshiel Affiliates if it will sell on the terms and conditions contained in the Ardshiel Proposal. If GEIPPPII notifies the Ardshiel Affiliates that GEIPPPII will not sell on the terms and conditions contained in the Ardshiel Proposal, GEIPPPII or its assignee shall purchase, on or before the date 60 days following the date of the Put Notice, the Put Securities by wire transfer of immediately available funds, in an amount equal to the purchase price equal to the lesser of the price stated in the Ardshiel Proposal and the price as calculated using the procedures set forth in the Letter Agreement, to an account or accounts designated by the Ardshiel Affiliates in the Put Notice, and the Ardshiel Stockholders shall deliver to GEIPPPII or its assignee all of the Put Securities free of all liens and encumbrances. In connection with the Put Right, (i) GEIPPPII and the Ardshiel Stockholders shall take such steps as may be appropriate to ensure compliance with any applicable law, rule or regulation or any applicable agreement, in each case, relating to the Put Securities or the Ardshiel Stockholders' transfer thereof, including the making by GEIPPPII of any appropriate representations and warranties and (ii) GEIPPPII or its assignee shall have, as of the date of such exercise, represented and warranted to the Ardshiel Stockholders that

GEIPPPII or its assignee is purchasing the Put Securities based solely on its own analysis regarding the Put Securities and the Company, obtained from sources other than the Ardshiel Stockholders and that GEIPPPII or its assignee is not relying on any representations or warranties express or implied (other than as to the Ardshiel Stockholders' ownership of the Put Securities and the absence of liens or encumbrances thereon) from the Ardshiel Stockholders relating to the Put Securities or the Company.

         (d) Notwithstanding anything contained in this Agreement to the contrary, this Section 3.04 shall not apply to Ellison; PROVIDED, HOWEVER, that nothing in this Section 3.04 shall limit Ellison's Tag Along Right in the event of a disposition by GEIPPPII of Equity Securities under this Section 3.04.

         3.05 TRANSFERS TO AFFILIATES. Notwithstanding anything to the contrary contained in this Article III, (i) each of the Ardshiel Stockholders and GEIPPPII may transfer Equity Securities to an Affiliate of such Stockholder (an "INSTITUTIONAL PERMITTED TRANSFEREE"), and (ii) each of Ellison and ACCP may transfer Equity Securities to an Affiliate of Ellison or an Affiliate of ACCP, respectively, approved by the Ardshiel Affiliates in writing, such approval by the Ardshiel Affiliates not to be unreasonably withheld (together with the Institutional Permitted Transferees, "Permitted Transferees"); PROVIDED, that in each case such transfer shall be subject to the transferor and transferee agreeing in writing, for the benefit of the Company and the other Stockholders (who shall be third party beneficiaries of such agreement) that the transferor will repurchase such Equity Securities in the event such transferee ceases to be an Affiliate; and PROVIDED FURTHER, that the Permitted Transferee of a Stockholder may only transfer its Equity Securities to the transferor Stockholder from whom such Permitted Transferee received such Equity Securities or any of such transferor's Permitted Transferees or otherwise in accordance with the terms hereof.

         3.06 TRANSFEREES SUBJECT TO AGREEMENT. Any transferor of Equity Securities, other than a transferor of Equity Securities transferring such Equity Securities pursuant to an effective registration statement under the Securities Act, shall, as a condition of the consummation of such transfer, sale or other disposition, require the transferee to agree in writing to be subject to and bound by the terms of this Agreement and to be deemed to be a Stockholder under this Agreement (it being understood that the transferee shall be subject to the obligations of the transferor but shall not be entitled to the rights of the transferor unless the transferor expressly assigns such rights and, with respect to which, if assigned, the transferor shall cease to be entitled, to the extent of such assignment). Any transfer made in violation of this Section 3.06 shall be null and void.

         3.07 RIGHT OF FIRST OFFER.

         (a) Until the Expiration Date, prior to offering or soliciting any offers, or accepting any unsolicited offers, with respect to the disposition of any Equity Securities (other than (i) any sale, transfer or other disposition of such Equity Securities in connection with any sale, transfer or other disposition by GEIPPPII in accordance with

Section 3.02, (ii) and sale, transfer or other disposition of such Equity Securities pursuant to Sections 3.03, 3.04, 3.05, 4.01 or 4.02 or (iii) a distribution of Equity Securities to the partners or members of a Selling Stockholder (defined below) that is a partnership or a limited liability company), a Stockholder (the "SELLING STOCKHOLDER") shall give written notice to the Company or, in the case of a transfer permitted by Section 3.01(b)(i)(C), to GEIPPPII of such proposed transfer, together with such additional information as is necessary, or reasonably requested by the Company or GEIPPPII, as applicable, to evaluate such proposed transfer (the "FIRST OFFER NOTICE"). The First Offer Notice shall constitute an invitation to the Company or GEIPPPII, as applicable, to offer to purchase or otherwise acquire all, but not less than all, of the Equity Securities that are the subject of such First Offer Notice.

         (b) Upon receipt of a First Offer Notice pursuant to Section 3.07(a) above, the Company or GEIPPPII, as applicable, shall have a period of 20 business days (the "OFFER PERIOD") within which to submit a proposal (each, a "PROPOSAL") to the Selling Stockholder to purchase all, but not less than all, of the Equity Securities that are the subject of such First Offer Notice. The Selling Stockholder shall then have a period of 30 days from the end of the Offer Period within which to accept or reject such Proposal.

         (c) If the Selling Stockholder accepts the Proposal, the Selling Stockholder and the Company or GEIPPPII, as applicable, shall each use commercially reasonable efforts to consummate the transaction in accordance with such Proposal as promptly as practicable. If, despite the use of good faith efforts by the Selling Stockholder, any such transaction is not consummated within 90 days of the acceptance of the Proposal, the Selling Stockholder shall, for a period of 180 days thereafter, be free to sell, transfer or otherwise dispose of all, but not less than all, of the Equity Securities that are the subject of such accepted Proposal in any manner and to any Person. After such 180-day period, the Selling Stockholder shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this
Section 3.07.

         (d) If the Selling Stockholder in its sole discretion rejects one or more Proposals, the Selling Stockholder may, within 180 days after the expiration of the Offer Period, sell, transfer or otherwise dispose of all, but not less than all, of the Equity Securities that are the subject of such rejected Proposal or Proposals on terms (including price and other terms and conditions) that (considered as a whole) are in the Selling Stockholder's good faith reasonable judgment more favorable to the Selling Stockholder than the terms contained in such rejected Proposal or Proposals. After such 180-day period, the Selling Stockholder shall not sell, transfer or otherwise dispose of such shares without again complying with the provisions of this Section 3.07.

         (e) If the Company or GEIPPPII, as applicable, fails to submit a Proposal during the Offer Period, the Selling Stockholder shall be free to sell, transfer or otherwise dispose of all, but not less than all, of the Equity Securities that are the subject of the First Offer Notice in any manner and to any Person for a period of 90 days following the expiration of the Offer Period. After such 90-day period, the Selling Stockholder shall not sell, transfer or otherwise dispose of such shares or securities without again complying with the provisions of this Section 3.07.

         3.08 EXPIRATION OF RESTRICTIONS. The restrictions set forth in Article III hereof shall expire and be of no further force and effect on and after the Expiration Date.

                                   ARTICLE IV
                               REGISTRATION RIGHTS

         4.01 PIGGYBACK REGISTRATION.

         (a) If the Company proposes (including in connection with any Demand Registration Right exercised or to be exercised by a Stockholder) to file a registration statement under the Securities Act with respect to any Equity Security (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar forms in connection with an exchange offer or any offering of securities solely to the Company's then existing stockholders or employees of the Company and its subsidiaries), the Company shall give written notice of such proposed filing to each Stockholder at least 20 days prior to such proposed filing. Such notice shall offer to each Stockholder the opportunity to include in such registration statement for resale by the Stockholders, such number of shares of Common Stock each may request in a written notice to the Company (which notice shall specify the number of shares to be disposed of by such holder and the intended method of disposition thereto within 20 days after the receipt of such notice from the Company (a "PIGGYBACK REGISTRATION"). The Company shall permit, or shall cause the managing underwriter of any such proposed offering to permit, the shares of Common Stock requested to be included in the registration to be included on the same terms and conditions as are applicable to the other Equity Securities included in such registration statement. If any shares of Common Stock are to be distributed pursuant to this Section 4.01 through a firm of underwriters to the public, and
(i) GEIPPPII shall be participating in such offering or (ii) General Electric Company has a direct or indirect interest of 5% or greater in an underwriter selected by the Board of Directors of the Company, GEIPPPII shall have the right, in its sole discretion, to disapprove of any such underwriter. The Company shall not be required to maintain the effectiveness of the registration statement beyond the earlier to occur of (i) 120 days after the effective date of the registration statement; and (ii) consummation of the distribution by the Stockholders whose shares of Common Stock are included in such registration statement.

         (b) If (i) the managing underwriter or underwriters, if any, advise the Stockholders seeking to register shares of Common Stock under this Section 4.01 in writing that in its or their opinion. or (ii) in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine and notify such Stockholders of such determination, after consultation with an investment banker of nationally recognized standing that, the number of securities proposed to be sold in such registration (including securities to be included pursuant to Section 4.01(a) above) will materially adversely affect the success of such offering, the Company will include in such registration the number of securities, if any, which in the opinion of such underwriter or underwriters or the Company, as the case may be, can be sold as follows: (i) first, the shares the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included in such registration by the Stockholders and (iii) third, the securities requested to be included by each other Person exercising any Piggyback Registration rights; provided, that (a) if all shares requested to be included in such Piggyback Registration by members of any group set forth above are not to be included, selection of shares to be included from within such groups shall be made PRO RATA based on the number of shares that each member of such group holds and (b) no Stockholder shall have the right to register shares pursuant to this Section 4.01 if the Company is at such time, and has been continuously during the immediately preceding three years, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and such Stockholder is then entitled to sell all of its shares of Common Stock in less than three months pursuant to Rule 144 (other than under Rule 144(k)).

         (c) The provisions of this Section 4.01 shall also apply in the event any subsidiary of the Company proposes to file a registration statement under the Securities Act with respect to any of its equity securities (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar forms in connection with an exchange offer or any offering of securities solely to the Company's or its subsidiaries' then existing stockholders or employees of such subsidiary) as if the Company had proposed such filing pursuant to clause (a) above.

         4.02 DEMAND REGISTRATION RIGHTS. Upon the written request (the "REQUEST") of a Stockholder that has the right to require the Company to register under the Securities Act any or all shares of the Common Stock then held by such Stockholder (a "DEMAND REGISTRATION RIGHT"), the Company shall include such shares in a registration statement on Form S-1, Form S-2 or Form S-3 (or any equivalent form), and use its best efforts to register such shares, under the Securities Act. GEIPPPII shall have five Demand Registration Rights; PROVIDED, that if, at any time, GEIPPPII owns less than 10% of the issued and outstanding Common Stock and has more than one Demand Registration Right remaining, GEIPPPII shall not be entitled to use one of its then remaining Demand Registration Rights. The Ardshiel Stockholders shall have two Demand Registration Rights. A Demand Registration Right may not be exercised by either GEIPPPII or an Ardshiel Stockholder unless the exercising Stockholder(s) elects to sell under the registration statement the lesser of (x) at least 50% of the aggregate number of shares of Common Stock then held by such Stockholder(s) or
(y) at least 5% of the then issued and outstanding shares of Common Stock. The Company will promptly give written notice of such requested registration to all other Stockholders and thereupon will use its best efforts to effect the registration under the Securities Act of (i) the Common Stock which the Company has been so requested to register, for disposition in accordance with the intended method of disposition stated in such request; and (ii) all other Common

Stock, the holders of which shall have, within 20 days after the receipt of such written notice from the Company, made written request (which notice shall specify the intended method of disposition thereof) to the Company for registration thereof, all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) by all such holders of securities so to be registered; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration pursuant to this Section 4.02 (i) at any time prior to the earlier of (a) October 2, 2001, or (b) the effective date of the first registration statement filed by the Company with the SEC, and (ii) at any time prior to the date six months following the consummation by the Company of any public offering. GEIPPPII shall have the right, in its sole discretion, to disapprove of any underwriter selected by the Board of Directors of the Company. If the managing underwriter or underwriters, if any, advise the Stockholders seeking to register shares of Common Stock under this Section 4.02 in writing that in its or their opinion the number of securities proposed to be sold in such registration will materially adversely affect the success of such offering, the Company shall include in such registration the number of securities, if any, which in the opinion of such underwriter or underwriters can be sold on a pro rata basis based on the number of shares that each such Stockholder holds. Notwithstanding anything contained herein to the contrary,
(i) if the Stockholder exercising a Demand Registration Right does not sell at least 50% of the shares of Common Stock it requested be registered in the registration, such Stockholder shall be entitled to an additional Demand Registration Right, and (ii) any Stockholder that sells at least 50% of the shares of Common Stock owned by it in the registration shall lose one of its Demand Registration Rights.

         4.03 HOLDBACK AGREEMENT. Notwithstanding any other provision in this
Article IV, the Company and each Stockholder agrees it will not, and the Company shall use its best efforts to not permit any Affiliate to (and it shall be a condition to the rights of each Stockholder under this Article IV that such Stockholder does not), offer for public sale any shares of Common Stock, or effect any sale of securities pursuant to Rule 144, during the 10 days prior to and the 90 days after the closing date of any underwritten offering thereunder unless such shares of Common Stock are covered by such registration statement or such shorter period is agreed to by any managing underwriter or underwriters of such offering.

         4.04 EXPENSES. All Registration Expenses in connection with any registration under this Article IV shall be borne by the Company.

         4.05 REGISTRATION PROCEDURES. In connection with the registration of shares of Common Stock under the Securities Act pursuant to this Agreement, the Company will furnish each Stockholder whose shares of Common Stock are registered thereunder and each underwriter, if any, with a copy of the registration statement (including all exhibits thereto) and all amendments thereto and will supply each such Stockholder and each underwriter, if any, with copies of any prospectus included therein (including any preliminary prospectus) and all amendments and supplements thereto in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration.

         In connection with the Company's registration obligations pursuant to this Article IV, the Company will use its best efforts to effect such registration to permit the sale of the shares of Common Stock being registered in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will:

         (a) prepare and file with the SEC, as soon as practicable after receiving a written notice pursuant to Section 4.02, a registration statement on any appropriate form under the Securities Act, which form shall be selected by the Company, shall be reasonably acceptable to any managing underwriter chosen in accordance with Section 4.02 and shall be available for the sale of the shares of Common Stock in accordance with the intended method or methods of distribution thereof, and shall use its reasonable efforts to cause such registration statement to become effective; provided, that before filing a registration statement or any prospectus related thereto or any amendments or supplements thereto, including documents incorporated by reference, after the initial filing of any registration statement, the Company will furnish copies of all such documents proposed to be filed to the holders of the shares of Common Stock covered by such registration statement and underwriters, if any, and make the Company's representatives available for discussion of such documents and other relevant matters and shall reasonably consider such changes in such documents prior to the filing thereof as such holders or underwriters may timely and reasonably request. If any Stockholder whose shares of Common Stock are covered by such registration statement shall reasonably object to any disclosure in or omission from any registration statement or any amendment thereto or any prospectus or any supplement thereto, including documents incorporated by reference, which the Company in good faith on the advice of counsel believes is necessary or appropriate to be included therein or omitted therefrom, and prior to the effectiveness of such registration advises the Company that it chooses not to participate in such offering, such Stockholder may choose not to participate in such offering;

         (b) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for the required duration thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the relevant provisions of the Securities Act during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

         (c) notify the selling Stockholders and the managing underwriters if any, promptly, and (if requested by any such holder) confirm such notification in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification of any of the shares of Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the existence of any fact known to the Company which results in a registration statement, a prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (d) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest practicable moment;

         (e) if reasonably requested by the managing underwriters or a selling Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or a selling Stockholder agree should be included therein, subject to the last sentence of Section 4.05(a); and promptly make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

         (f) prior to any public offering of shares of Common Stock, register or qualify or cooperate with the selling Stockholders, the managing underwriters, if any, and their respective counsel in connection with the registration or qualification of such shares for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the shares of Common Stock covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to be so qualified or to take any action which would subject itself to taxation (other than a nominal amount) in any such jurisdiction or to general service of process in any jurisdiction where it is not then so subject;

         (g) cooperate with the selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of Common Stock to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of shares to the underwriters;

         (h) use its best efforts to cause the shares of Common Stock covered by the applicable registration statement to be listed or registered with or approved by any securities exchange or quotation system on which the shares of Common Stock are then listed and by such governmental agencies or authorities within the United States as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such shares;

         (i) if any fact contemplated by Section 4.05(c)(v) shall exist, prepare a supplement of post-effective amendment to the applicable registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the shares of Common Stock being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (j) provide a CUSIP number for all shares of Common Stock, no later than the effective date of the applicable registration statement;

         (k) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such shares of Common Stock and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to the holders of such shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (ii) obtain opinions of counsel to the Company (including counsel which may be an employee of the Company) and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, covering the matters customarily covered in opinions requested by such holders and underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the selling Stockholders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comforts" letters to underwriters in connection with primary underwritten offerings; (iv) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of

     Section 4.06 with respect to all parties to be indemnified pursuant to such
     Section 4.06; and (v) deliver such documents and certificates as may be reasonably requested by the holders of the shares of Common Stock being sold and the managing underwriters, if any, to evidence compliance with clause (i) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably required thereunder;

         (l) make available for inspection during normal business hours by a representative of each Stockholder, any underwriter participating in any disposition pursuant to a registration statement and any attorney or accountants retained by such selling Stockholders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such representative, underwriter, attorney or accountant in connection with such registration statement; PROVIDED, that such Stockholders, underwriters, attorneys or accountants execute prior thereto an agreement with the Company that all such records, information or documents shall be kept confidential by such persons unless (i) disclosure of such records, information or documents is required by court or administrative order, or (ii) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this clause (l); and

         (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to the Stockholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which shares of Common Stock are sold to underwriters in an underwritten offering, or (ii) if not sold to underwriters in such an offering beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement.

         The Company may require each Stockholder who is a party hereto as to which any registration is being effected to furnish to the Company such information and undertakings as it may reasonably request regarding such Stockholder and the distribution of the shares of Common Stock as the Company may from time to time reasonably request in writing.

         Each Stockholder who is a party hereto agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.05(c)(v) such Stockholder will forthwith discontinue such Stockholder's disposition of shares of the Common Stock pursuant to the registration statement relating to such shares until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.05(i) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies then in such Stockholder's possession of the prospectus relating to such shares current at the time of receipt of such notice and (ii) that such Stockholder will immediately notify the Company, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.06 INDEMNIFICATION AND CONTRIBUTION.

         (a) INDEMNIFICATION.

         (i) In the event of any registration (other than a registration in which shares of Common Stock are to be distributed through a firm of underwriters to the public) under the Securities Act of any shares of Common Stock pursuant to this Article IV, the Company hereby agrees to indemnify and hold harmless each Stockholder offering or selling such shares, and their respective officers, directors, stockholders and affiliates, in connection with such offer or sale against such losses, claims, damages, liabilities, costs or expenses (including reimbursement for reasonable legal and other expenses) to which any such person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application or other filing under any "blue sky" or state securities law, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or application or other filing, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such selling Stockholder.

         (ii) In the event of any registration under the Securities Act of any shares of Common Stock pursuant to this Article IV (other than a registration in which shares of Common Stock are to be distributed through a firm of underwriters to the public), each Stockholder whose shares are included in such registration hereby agrees to indemnify and hold harmless, but only for an aggregate amount, with respect to such Stockholder, not in excess of the net proceeds realized by such Stockholder from the sale of its shares of Common Stock registered pursuant to such registration statement, both the Company and its officers, directors, stockholders and affiliates, and any other Stockholder participating in such registration, and their respective officers, directors, stockholders and affiliates, in connection with such offer or sale against such losses, claims, damages, liabilities, costs or expenses (including reimbursement for reasonable legal and other expenses) to which any such person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities, costs or expenses arise out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application or other filing under any "blue sky" or state securities law, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or application or other filing, is contained in any written information furnished to the Company through an instrument duly executed by such holder.

         (b) CONTRIBUTION.

         (i) If the indemnification provided for in Section 4.06(a) is unavailable to persons to be indemnified pursuant thereto in respect of any losses, claims, damages, liabilities, costs or expenses referred to therein, then the Company, in lieu of indemnifying such person shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages, liabilities, costs or expenses, in such proportion as is appropriate to reflect the relative fault of the Company and such persons in connection with the actions which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and such persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company or such persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, costs and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.06(b) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.06(b), an indemnified person shall not be required to contribute any amounts in excess of the amount by which the total price at which the shares of Common Stock were sold by such indemnified person and distributed to the public exceeds the amount of any damages which such indemnified person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and PROVIDED, HOWEVER, that a Stockholder's aggregate liability shall be limited to the net proceeds received by such Stockholder in such offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (iii) If indemnification is available under this Section 4.06, the Company shall indemnify each indemnified party to the full extent provided herein without regard to the relative fault of the Company or the indemnified party or any other equitable consideration provided for in this Section 4.06(b).

         (c) UNDERWRITTEN OFFERINGS. In the event of a registration in which shares of Common Stock are to be distributed through a firm of underwriters to the public, the Company will use its reasonable efforts to include in any underwriting agreement executed in connection therewith the provisions contained in clauses (a) and (b) of this Section 4.06 and will agree to provide customary indemnification and contribution provisions in favor of the underwriters of such registered offering. In the event that any provisions of an indemnification clause in an underwriting agreement executed by or on behalf of a holder differs from a provision in this Article IV, such provision in the underwriting agreement shall determine such holder's rights in respect thereof. Each Stockholder participating in a registered offering shall negotiate in good faith with the underwriters for such registered offering to provide customary indemnification and contribution provisions relating to such Stockholder in favor of such underwriters in connection therewith. The Company shall not, and shall not be deemed, to have breached its obligations under this Article IV if a Stockholder does not participate in a registered offering due to the failure of such Stockholder to reach an agreement with respect to such indemnification and contribution provisions with the underwriters for such registered offering.

         4.07 OTHER REGISTRATION RIGHTS. The Company will not grant any person or entity any demand or piggyback registration rights with respect to any Equity Securities other than (a) Permitted Registration Rights that would not be inconsistent with the terms of this Article 4; (b) piggyback registration rights ("NEW PIGGYBACK RIGHTS") and (c) demand registration rights providing for priority inclusion of shares of Common Stock owned by the holders of such rights ("NEW DEMAND RIGHTS"), PROVIDED, HOWEVER, that such New Piggyback Rights and New Demand Rights shall be subordinated to the Piggyback Registration rights herein or the Demand Registration Rights, as the case may be, unless (i) each Stockholder whose Piggyback Registration rights herein or Demand Registration Rights, as the case may be, would be subordinated to or PARI PASSU with such New Piggyback Rights or New Demand Rights, as the case may be, shall consent thereto, or (ii) such New Piggyback Rights or New Demand Rights, as the case may be, are given in connection with financing provided to the Company and the Board of Directors of the Company shall decide that the senior or PARI PASSU priority of the New Piggyback Rights or New Demand Rights, as the case may be, is in the best interests of the Company. To the extent that the Company grants to any person or entity registration rights with respect to any securities of the Company having provisions more favorable to the holders thereof than the provisions contained in this Agreement, the Company will confer comparable rights upon the Stockholders under this Agreement, but only while any Stockholder has the benefit of Section 4.01 or 4.02.

                                   ARTICLE V
                      CERTAIN REPRESENTATIONS AND COVENANTS

         5.01 STOCKHOLDER REPRESENTATION.

         (a) Each Stockholder represents and warrants as to itself that as of the date hereof such Stockholder is not a party to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Equity Securities, other than the Investment Agreement, the Letter Agreement, the Option Agreement and the Restricted Stock Agreement.

         (b) Each Stockholder represents and warrants as to itself that as of the date hereof such Stockholder has no plan or intention to sell, transfer or otherwise dispose of any of its Equity Securities.

         5.02 COMPANY REPRESENTATION. The Company represents and warrants as of the date hereof that (a) it is not a party to any other agreement with respect to the holding, voting, acquisition or disposition of Equity Securities except as previously disclosed to the Stockholders, and (b) it has not granted to any other Person any other registration rights with respect to capital stock of the Company, and no holder of any capital stock of the Company shall have as of the date hereof any right to require registration of any capital stock of the Company under the Securities Act or to include any security in any registration statement filed by the Company under the Securities Act except pursuant hereto.

         5.03 LEGEND ON CERTIFICATES. The following statement shall be inscribed on all certificates representing Equity Securities or any certificates received with respect thereto so long as this Agreement is in effect with respect to the Equity Securities represented by such certificates:

     "The securities evidenced by this certificate are transferable only upon compliance with the applicable provisions of that certain Amended and Restated Stockholders Agreement, dated as of October 25, 2000, and any amendments thereto, by and among D and W Holdings, Inc. (the "Company") and the persons named therein, a copy of which is on file at the principal office of the Company, and any sale, transfer or other disposition of this certificate in violation of said agreement shall be invalid.

         The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. No sale, transfer or other disposition of the securities may be made except in compliance with the requirements of the Act and such state securities laws and until the Company is furnished with an opinion of counsel reasonably satisfactory in form and substance to the Company to that effect."

         5.04 ACTIONS REQUIRING CONSENT OF GEIPPPII.

         (a) As long as GEIPPPII, or any Permitted Transferee of GEIPPPII, shall hold any shares of Common Stock (provided that clause (xxiv) below shall apply only if GEIPPPII and its Permitted Transferees hold, in the aggregate, at least 20% of the outstanding shares of Common Stock on a fully diluted basis), the Company shall not, and shall not permit any direct or indirect subsidiary thereof or joint venture to which the Company or any subsidiary is a party to undertake the following actions without the prior written consent of GEIPPPII (or in the event GEIPPPII ceases to hold any shares of Common Stock, without the prior written consent of any Permitted Transferee holding not less than 50% of the number of shares of Common Stock set forth opposite GEIPPPII's name on
Schedule I hereto):

         (i) create any committee of its Board of Directors, or change the size or agreed composition of its Board of Directors;

         (ii) declare or pay dividends or make other distributions;

         (iii) form any direct or indirect subsidiaries or a joint venture in which the Company or one of its subsidiaries is a party;

         (iv) open any additional locations to conduct business other than locations that consist solely of sales offices;

         (v) engage in any new line of business;

         (vi) modify its certificate of incorporation, by-laws or other organizational documents in any respect;

         (vii) enter into, or waive or modify any provision of, (A) any stockholders agreement, registration rights agreement, management agreement or investment banking agreement or (B) any executive employment agreement, in each case, in any material respect;

         (viii) redeem or repurchase any shares of any class of capital stock or security of the Company, or repurchase or repay any indebtedness prior to its stated maturity;

         (ix) hypothecate, mortgage, pledge, charge or encumber any assets having a value in the aggregate in excess of $2,000,000 per annum;

         (x) borrow or lend aggregate amounts in excess of $2,000,000 or lesser amounts if outside the ordinary course of business;

         (xi) modify or restructure in any material respect the terms of any indebtedness for borrowed money subject to item (x) above;

         (xii) declare bankruptcy, dissolve, voluntarily liquidate or voluntarily wind-up;

         (xiii) enter into any contract or agreement outside the ordinary course of business which involves aggregate consideration in excess of $2,000,000 per annum;

         (xiv) acquire or dispose of any assets in a single transaction or series of related transactions for aggregate consideration in excess of $2,000,000 per annum;

         (xv) terminate or retain accountants, or amend or modify its accounting practices in any material respect;

         (xvi) effect any merger, amalgamation, corporate reorganization or business combination;

         (xvii) authorize, create, allot, reserve or issue additional shares of any class of securities other than in respect of Permitted Common Stock Rights and securities issued upon the exercise of rights previously approved in accordance with this clause (xvii);

         (xviii) register or offer securities for public sale;

         (xix) select an exchange on which any securities shall be listed or list securities on any exchange;

         (xx) assume, guaranty, endorse or otherwise become liable upon the obligation of any Stockholder or any of their respective Affiliates (other than a subsidiary of the Company);

         (xxi) purchase or acquire, except in the ordinary course of business, any property or assets or obligations or stock of or interest in, make any capital contribution to, or otherwise invest directly or indirectly in, or, except for expenses of directors of the Company incurred in connection with any meeting of the Board of Directors of the Company, make loans or advances to, any Stockholders or any of their respective Affiliates (other than a subsidiary of the Company);

         (xxii) pay or incur any obligation for the payment of salaries, fees or other remuneration, or change the rate of compensation or other remuneration, or pay any debts claimed to be owing, directly or indirectly, to any Stockholder or director of the Company or any of its subsidiaries or to any firm or corporation in which they have an interest other than (A) the payment to Ardshiel or its Affiliates of closing fees in connection with the Permitted Transactions, (B) the payment to Ardshiel or its Affiliates of fees and expenses under the Investment Agreement and under the Management Agreement; (C) any employment, management or consulting arrangements made with management of the Company or directors of the Company; (D) Permitted Common Stock Rights; and (E) customary fees and expenses of the directors of the Company or any subsidiary paid in connection with any meeting of the Board of Directors of the Company or such subsidiary;

         (xxiii) enter into any transaction with any Stockholder or any of their respective Affiliates unless such transaction is on terms no less favorable to the Company than can be obtained from an unaffiliated third party other than the payment to Ardshiel of its investment banking fee and management fees under the Investment Agreement and the Management Agreement; or

         (xxiv) adopt any shareholder rights plan (i.e., a so-called "poison pill") in respect of the capital stock of the Company or any of its subsidiaries.

         (b) Notwithstanding any other provision of this Agreement, the prior written consent of GEIPPPII shall not be required prior to the taking of the actions specified in Section 5.03(a)(ix),(x),(xi) or (xiii) if such actions are required in order to comply with an obligation of the Company or any direct or indirect subsidiary thereof or joint venture to which the Company or any subsidiary is a party which (i) pertains to the environment, health or safety and (ii) is imposed by a foreign, federal, state, local or municipal law, statute, rule or regulation or pursuant to a judgment, directive, decree, order or permit of, or binding agreement with, any foreign, federal, state, local or municipal governmental authority.

         (c) The rights granted pursuant to this Section 5.04 shall expire and be of no further force and effect on and after the Expiration Date.

         5.05 COVENANTS BY GEIPPPII. GEIPPPII agrees that it will not, in its capacity as a stockholder of the Company, vote in favor of any amendment to the Certificate of Incorporation or the By-laws of the Company or any of its subsidiaries if such amendment would conflict with, or be inconsistent with, the terms of this Agreement (including, without limitation, any amendment which would increase the number of, or otherwise modify the terms of, actions requiring the consent of GEIPPPII).

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.01 INJUNCTIVE RELIEF. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including, without limitation, those obligations set forth in Article II, III, IV and V, and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action is brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         6.02 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

         6.03 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to principles of conflict of laws. The parties agree to submit to the personal and exclusive jurisdiction of the state and federal courts serving New York, New York with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder. Each party hereto irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 6.03 shall affect the right of any party hereto to serve legal process in any manner permitted by law.

         6.04 ENTIRE AGREEMENT; AMENDMENT; WAIVER.

         (a) This Agreement, together with the Investment Agreement, the Letter Agreement and the Option Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings, if any, of the parties with respect thereto, may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by a duly authorized representative of
(a) the Company, (b) the holders of at least 50% of the shares of Common Stock then outstanding and (c) so long as the Investment Agreement has not been terminated pursuant to Section 6.14(b) thereof (other than as a result of the occurrence of a Key Man Event (as defined in such Section 6.14(b) thereof)), Ardshiel and Ardwing and, in any such case, may not be discharged except by such written instrument or by performance. Notwithstanding the foregoing, clause
(iii) of Section 2.01, Section 3.02, Section 3.05 and Section 4.01, as they relate to Ellison, may not be amended or supplemented without the prior written consent of Ellison, such consent of Ellison not to be unreasonably withheld.

         (b) In the event of any conflict between the provisions of this Agreement and the Investment Agreement, the provisions of this Agreement shall control. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged and such waiver shall not be effective as to any other provision of this Agreement.

         6.05 BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective, heirs, administrators, executors, legal representatives, successors and permitted assigns.

         6.06 INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         6.07 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one and the same instrument.

         6.08 NOTICES. All notices and other communications given or made hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth on the signature pages hereto, or such other address for the party as shall be specified by notice given pursuant hereto.

         6.09 HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         6.10 FAILURE TO DELIVER STOCK. In the event that a Stockholder having become obligated to sell Equity Securities hereunder shall fail to deliver such securities in accordance with the terms of this Agreement, the purchaser of such securities may, at its option, in addition to all other remedies such purchaser may have, send to the selling Stockholder by registered mail, return receipt requested, the purchase price for such securities as is herein above specified and notify the Company of such action. Following receipt of such notice, the Company, upon written notice to the selling Stockholder, (i) shall cancel on its books the certificate or certificates representing the shares of stock to be sold, (ii) shall issue, in lieu thereof, a new certificate in the name of the purchaser representing such securities and (iii) shall deliver such new certificate or certificates to the purchaser, and thereupon all of the selling Stockholder's rights in and to said securities shall terminate.

         6.11 PROXY. Hambro hereby appoints Ardshiel as its attorney-in-fact and proxy to attend any and all meetings of the Stockholders, to vote all shares of Common Stock owned by Hambro, to give or withhold a written consent in connection with any consent solicitation, to take any action or exercise any rights under this Agreement and to represent and otherwise to act for Hambro in the same manner and with the same effect as if done by Hambro in connection with the submission to the Stockholders of any matter, in each case, including, without limitation, in connection with any decision to sell, transfer or otherwise dispose of any Equity Securities and in effectuating any such sale, transfer or disposition. This proxy shall be deemed to be coupled with an interest and is irrevocable and shall remain in effect until the termination of this Agreement in accordance with its terms. Hambro authorizes Ardshiel to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Hambro shall execute such instruments as Ardshiel may request in order to evidence the granting of this proxy.

         6.12 PAYMENT OF FEES. The Stockholders acknowledge and agree that the fees and expenses of GEIPPPII and the Ardshiel Stockholders, including without limitation, legal fees and expenses incurred in connection with the Permitted Transactions, may be paid by the Company.

         6.13 TERMINATION OF PRIOR STOCKHOLDER AGREEMENTS. Each Stockholder (a) acknowledges that (i) each of (1) the Equityholders' Agreement, dated as of October 25, 1996, of Wing Industries Holdings, Inc., and (2) the Investors Agreement, dated January 9, 1998, of Door Holdings, Inc., to which it is a party is terminated and of no further force and effect, and (ii) this Agreement amends and restates the Stockholders Agreement, dated as of October 2, 1998, in its entirety, and (b) agrees that it has no prior or future rights under any such agreements.

         6.14 CONSENTS TO PERMITTED TRANSACTIONS. Each Stockholder hereby consents to the Permitted Transactions.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



                             D AND W HOLDINGS, INC.


                             By:
                                ------------------------------------
                                Name:
                                Title:

                             Notice Information:

                             D and W Holdings, Inc.
                             c/o Atrium Companies, Inc.
                             1341 W. Mockingbird Lane
                             Suite 1200W
                             Dallas, Texas 75247




STOCKHOLDERS:

ARDATRIUM L.L.C.


By:
   --------------------------------
   Name:
   Title:

Notice Information:

Ardatrium L.L.C.
c/o Ardshiel, Inc.
230 Park Avenue
Suite 2527
New York, New York 10169

ARDDOOR L.L.C.


By:
   --------------------------------
   Name:
   Title:

Notice Information:

Arddoor L.L.C.
c/o Ardshiel, Inc.
230 Park Avenue
Suite 2527
New York, New York 10169




ARDSHIEL, INC.


By:
   --------------------------------
   Name:
   Title:

Notice Information:

Ardshiel, Inc.
230 Park Avenue
Suite 2527
New York, New York 10169

ARDWING LLC


By:
   --------------------------------
   Name:
   Title:

Notice Information:

Ardwing L.L.C.
c/o Ardshiel, Inc.
230 Park Avenue
Suite 2527
New York, New York 10169




GE INVESTMENT PRIVATE PLACEMENT
  PARTNERS II, A LIMITED PARTNERSHIP

By:   GE ASSET MANAGEMENT INCORPORATED,
        its general partner


By:
   --------------------------------
   Name:
   Title:

Notice Information:

GE Investment Private Placement Partners II
c/o GE Asset Management Incorporated
3003 Summer Street
Stamford, Connecticut 06904

J O HAMBRO CAPITAL MANAGEMENT
   LIMITED - ISLE OF MAN ACCOUNT 2

By: J O HAMBRO CAPITAL MANAGEMENT LIMITED


By:
   --------------------------------
   Name:
   Title:

Notice Information:

J O Hambro Capital Management Limited - Isle of Man Account 2
c/o J O Hambro Capital Management Limited
10 Park Place
London SWIA 11P




NORTH ATLANTIC SMALLER COMPANIES
  INVESTMENT TRUST


By:
   --------------------------------
   Name:
   Title:

Notice Information:

North Atlantic Smaller Companies Investment Trust
J O Hambro Capital Management Limited
10 Park Place
London SWIA 11P

WING PARTNERS, L.P.

By:  ARDWING LLC, its general partner


By:
   --------------------------------
   Name:
   Title:

Notice Information:

Wing Partners, L.P.
c/o Ardshiel, Inc.
230 Park Avenue
Suite 2527
New York, New York 10169




THE ELLISON COMPANY, INC.


By:
   --------------------------------
   Name:
   Title:

Notice Information:

The Ellison Company, Inc.
706 Green Valley Road
Suite 406
Greensboro, North Carolina  27408

ATRIUM CO-CAPITAL PARTNERS LLC


By:
   --------------------------------
   Name:
   Title:

Notice Information:
Atrium Co-Capital Partners LLC
c/o Ardshiel, Inc.
230 Park Avenue
Suite 2527
New York, New York 10169

                                    SCHEDULES



Schedule  I  -        Ownership of Securities

Schedule II  -        Certain Agreements

                                                                      SCHEDULE I



                             OWNERSHIP OF SECURITIES




                                                                       Number of Shares
                                                                     Underlying Warrants
                                                                        and/or Options
                                             Number of Shares of          to Purchase
                                                 Common Stock           Common Stock of
Name of Stockholder                             of the Company           the Company
-------------------                          -------------------     -------------------
Ardatrium L.L.C.                              736,912 shares

Arddoor L.L.C.                                146,962 shares

Ardshiel, Inc.                                769,412 shares           1,040,748 shares

Ardwing LLC                                    51,364 shares

GE Investment Private Placement             131,809,391 shares
Partners II,  a Limited Partnership

Bank of Scotland - Isle of Man                118,755 shares
Account 2

North Atlantic Smaller Companies              673,189 shares
  Investment Trust

Wing Partners, L.P.                         1,120,525 shares

The Ellison Company, Inc.                   17,137,513 shares

Atrium Co-Capital Partners LLC               3,846,154 shares

                                                                     SCHEDULE II


                               CERTAIN AGREEMENTS


Investment Agreement, dated as of June 24, 1997, by and between GE Asset Management Incorporated and Ardshiel, Inc., as amended, amended and restated or otherwise modified in accordance with its terms

Amended and Restated Management Agreement, dated as of May 17, 1999, by and between Ardshiel, Inc. and D and W Holdings, Inc. as amended, amended and restated or otherwise modified in accordance with its terms

Amendment to Certificate of Incorporation of Door to increase capital stock

Employment Agreement by and among D and W Holdings, Inc., Jeff L. Hull and Atrium Companies, Inc., dated October 1, 1999

Employment Agreement by and among D and W Holdings, Inc., Ken Gilmer and Wing Industries, Inc., dated October 2, 1998

Employment Agreement, dated as of March 28, 2000, by and between D and W Holdings, Inc. and Frank Sheeder

Buy-Sell Agreements, by and between D and W Holdings, Inc. and each of with Cliff Darby, Jimmy Darby, James McDonald, John F. Darby, Jr., Robert Tyree, Stuart Sockwell, Ken Gilmer, Bob Pischke, Greg Yates, Jim Wright, Ed Beachley, Jamey Renfrow, Mike Driscoll, Bob Wolf, Hershal Hicks, Fred Bengston, Mike Easterly, Bob Deakin, Scott McGill, Pete Ziegler, Al Ashe, Jim McGlinn, Tom LaManna, Rich Kettle, John Craine, Frank Sheeder, Michael H. Cornwell, C. Douglas Cross and Dennis K. Barnes

Indemnification Agreements, dated as of August 31, 2000, by and among, D and W Holdings, Inc., the Companies listed on Schedule A thereto, and each of Daniel
T. Morley, James G. Turner, Roger Knight, Sam A. Wing, Jr., Jeff L. Hull, Nimrod Natan, Andreas Hildebrand, John Deterding, Frank Sheeder, Robert E. Burns, and Louis W. Simi, Jr.

D and W Holdings, Inc. 1998 Stock Option Plan

D and W Holdings, Inc. Option Agreements in exchange for existing WIH or Door options with Ken Gilmer, Bob Pischke, Cliff Darby, Robert Tyree, Stuart Sockwell, Jimmy McDonald, John Darby, Jimmy Darby

D and W Holdings, Inc. Options with Ken Gilmer, Bob Pischke, Cliff Darby, Gregory E. Yates, Donald Ray Daly, Sr., Goodloe Pride, III, Charles R. Westmorland, III, Danny Douthit, Patricia Murphy, J. Calvin Stanford, Jeff L. Hull, Eric W. Long, Jill Klamm Anderson, Luis W. Simi, Jr., James Wright, George Frost, Edwin P. Beachley, Jamey Rentfrow, Michael T. Driscoll, William Earl Robinson, Jr., Horace Hicks, Bob Wolf, Hershal Hicks, Fred Bengston, Michael Easterly, Robert Deakin, Martin A. Cook, Scott McGill, Peter J. Ziegler, Al Ashe, James F. McGlinn, Tom LaManna, Richard Kettle, Dow Pointer, John M. Craine, David Rascoe, Todd Rascoe, Brian Warren, Gary Petitclerc, Evan Kaffenes, Duane Petitclerc, Harold Krane, Jay Deems, Art Poland, Matt Druten, Richard Hatley, Steve Ingram, Larry Bresson, John Mulz, Jeanne Johnson, Robert Smith, Tom Andres, Hart Zaun, Siri Strom, Carl Neuman, Michael Lane, Steve Malis, Gene Robbins, Billie Webb, Kent Davis, Frank Lang, Milt Law, Charlie Morello, David Santillo, Tony Scrima, Bruce Kopko, Sean Tucker, Gary Weber, Mark Basinger, Robert Burns, Phil Cocks, Don Sloane, Dave Hilliard, Loren Sloane, Steve Dobler, Frank Sheeder, Kent Davis, Jay Deems, Matt Druten, Richard Hatley, Steve Ingram, Michael Lane, Steve Malis, Carl Neuman, Art Poland, Bill van Rabenfwaay, Richard Rock, Gene Robbins, Kevin Schumacher, William Webb, David Wharton

D and W Holdings, Inc. Replacement Stock Option Plan

D and W Holdings, Inc. Replacement Options with Ken Gilmer, Bob Pischke, Jeff L. Hull, Eric W. Long, Jill Klamm Anderson, Luis W. Simi, Jr., James Wright, George Frost, Edwin P. Beachley, Jamey Rentfrow, William Earl Robinson, Horace Hicks, Fred G. Bengston, Michael Easterly, Robert Deakin, Scott McGill, Peter J. Ziegler, Al Ashe, James F. McGlinn, Tom LaManna, Richard Kettle, Dow Pointer, John M. Craine, David Rascoe, Todd Rascoe, Brian Warren, Gary Petitclerc, Evan Kaffenes

Intercompany Note made by Atrium Corporation in favor of Atrium Companies, Inc.

Amended and Restated Stock Pledge and Security Agreements with respect to each of the Amended and Restated Purchase Notes for each of Ken Gilmer and Robert Pischke

Amended and Restated Purchase Note with respect to Ken Gilmer

Amended and Restated Purchase Note with respect to Robert Pischke

Contribution and Subscription Agreement, dated as of October 2, 1998, by and among Door Holdings, Inc., GE Investment Private Placement Partners II, a Limited Partnership and Arddoor L.L.C.

Contribution and Subscription Agreement, dated as of October 2, 1998, by and among Wing Industries Holdings, Inc., D and W Holdings, Inc., GE Investment Private Placement Partners II, a Limited Partnership, Ardshiel, Inc.
and Ardwing LLC

Agreement of contribution of $50 million by D and W Holdings, Inc. to D and W Acquisition Corp., dated as of October 2, 1998

Agreement of contribution of Wing and Door Common Stock by Wing and Door stockholders to D and W Holdings, Inc., dated as of October 2, 1998

Agreement of contribution of Wing and Door Common Stock by D and W Holdings, Inc. to Atrium Corporation, dated as of October 2, 1998

Agreement of contribution of Wing and Door Common Stock by Atrium Corporation to Atrium Companies, Inc., dated as of October 2, 1998

Option Agreement, dated as of October 2, 1998, by and among GE Investment Private Placement Partners II, a Limited Partnership, Ardshiel, Inc., Ardwing LLC, Arddoor L.L.C. and Ardatrium L.L.C.

Warrant to purchase 1,040,748 shares of common stock of D and W Holdings, Inc. issued to Ardshiel, Inc.

Amended and Restated Restricted Stock Agreement

Certificate of Amendment to Certificate of Incorporation of D and W Holdings, Inc., dated as of August 1, 2000

Amended and Restated Certificate of Incorporation of D and W Holdings, Inc., dated as of October 25, 2000

Purchase Agreement, dated as of March 29, 2000, by and between D and W Holdings, Inc. and The Ellison Company, Inc.

Amended and Restated Purchase Agreement, dated as of July 28, 2000, by and between D and W Holdings, Inc. and The Ellison Company, Inc.

Second Amended and Restated Purchase Agreement, dated as of October 25, 2000, by and among Atrium Companies, Inc., D and W Holdings, Inc. and The Ellison Company, Inc.

Side Letter, dated as of August 31, 2000, by and between D and W Holdings, Inc. and The Ellison Company, Inc.

Side Letter, dated as of September 29, 2000, by and between D and W Holdings, Inc. and The Ellison Company, Inc.

Certificate of Merger of Atrium Corporation into D and W Holdings, Inc.

Agreement and Plan of Merger, dated as of October 25, 2000, by and between D and W Holdings, Inc. and Atrium Corporation

Contribution Agreement, dated as of October 25, 2000, by and between D and W Holdings, Inc. and Atrium Corporation

Contribution Agreement, dated as of October 25, 2000, by and between Atrium Corporation and Atrium Companies, Inc.

Registration Rights and Stockholders Agreement, dated as of October 25, 2000, by and among D and W Holdings, Inc. and the Purchasers named therein

Exchange and Registration Rights Agreement, by and among D and W Holdings, Inc. and the Purchasers named therein

Restricted Stock Agreement, by and between D and W Holdings, Inc. and Ardshiel, Inc.




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